EXHIBIT 16.1

Messineo & Co., CPAs LLC 2471 N McMullen Booth Rd, Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

October 18, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K/A dated October 18, 2013, of Kopjaggers, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

s/s

Messineo & Co., CPAs, LLC

Clearwater, FL